As filed with the Securities and Exchange Commission on June 30, 2003.

                                                 Registration No.  333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                  -------------

                                 iPAYMENT, INC.
             (Exact name of Registrant as specified in its charter)

                                  -------------

                Delaware                                          62-1847043
    (State or other jurisdiction of                            (I.R.S. Employer
     incorporation or organization)                          Identification No.)

  40 Burton Hills Boulevard, Suite 415
             Nashville, TN                                          37215
(Address of Principal Executive Offices)                          (Zip Code)

                              Stock Incentive Plan
                    Non-Employee Directors Stock Option Plan
                            (Full Title of the Plan)

                                 -------------

                                Gregory S. Daily
                Chairman of the Board and Chief Executive Officer
                      40 Burton Hills Boulevard, Suite 415
                               Nashville, TN 37215
                                 (615) 665-1858
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                          Copies of communications to:
                                   Mark Mandel
                                White & Case LLP
                           1155 Avenue of the Americas
                               New York, NY 10036
                                 (212) 819-8200
                                 -------------

                                             CALCULATION OF REGISTRATION FEE
=======================================================================================================================
  Title of securities to be registered      Amount to be     Proposed maximum     Proposed maximum
                                              registered       offering price    aggregate offering       Amount of
                                               (1)(2)            per share              price        registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share       237,596            $0.86 (3)            $204,333            $15.53
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share       261,888            $4.32 (3)          $1,131,356            $91.53
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share       138,810            $5.40 (3)            $749,574            $60.64
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share       434,601            $8.32 (3)          $3,615,880           $292.52
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share         6,941           $22.69 (3)            $157,491            $12.74
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share     1,233,664           $23.79 (4)         $29,348,867         $2,374.32
-----------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's Stock Incentive Plan and Non-Employee Directors Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2) Represents the registration of shares of Common Stock of the Registrant issuable pursuant to the Registrant's Stock Incentive Plan and Non-Employee Directors Stock Option Plan pursuant to the exercise of options that may be granted thereunder.
(3) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon on the exercise price with respect to options issued.
(4) Calculated solely for the purpose of determining the registration fee pursuant to Rules 457(h) and (c) on the basis of the average of the high and low prices ($24.38 and $23.19) of a share of Common Stock as quoted on the Nasdaq National Market on June 25, 2003 with respect to shares of Common Stock reserved for issuance pursuant to options to be issued in the future.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in this Part I (plan information and registration information and employee plan annual information) will be sent or given to employees as specified by the Securities and Exchange Commission (the "Commission") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Commission either as part of this registration statement (this "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of hereof, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of
Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed by iPayment, Inc. (the "Company") are incorporated herein by reference:

     (i) The Company's prospectus filed with the Commission on May 13, 2003 pursuant to Rule 424(b)(4) under the Securities Act in connection with the Company's Registration Statement on Form S-1 (File No. 333-101705).

    (ii) The Company's Form 10-Q for the three month period ended March 31, 2003, filed with the Commission on June 17, 2003.

   (iii)  The description of the Company's shares of Common Stock contained in
          Item 1 of the Registration Statement on Form 8-A (File No. 000-50280) filed with the Commission on May 7, 2003.

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     The validity of the shares of Common Stock being registered pursuant to this Registration Statement will be passed upon for the Company by White & Case LLP. As of the date of this Registration Statement, one individual affiliated with White & Case LLP beneficially owns warrants to purchase an aggregate of 54,506 shares of the Registrant's Common Stock.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding, provided the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the Delaware Court of Chancery or other court shall deem proper.

     The Registrant's certificate of incorporation and bylaws provide that it will indemnify and advance expenses to its directors, officers and employees to the fullest extent permitted by Delaware law in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is a party or is threatened to be made a party by reason of the fact that he or she is or was a director, officer or employee, or is or was serving at the Registrant's request as a director, officer, employee or agent of another corporation or enterprise. In connection with the foregoing, we have entered into agreements with each of our directors and officers pursuant to which we have agreed to indemnify and advance expenses to them.

     We have purchased directors' and officers' liability insurance policy to insure our directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

Item 9.   Undertakings.

     The undersigned Registrant, iPayment, Inc., hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (4) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act and each filing of annual reports of each of the Stock Incentive Plan and the Non-Employee Directors Stock Option Plan pursuant to
Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee on June 30, 2003.

                                 iPAYMENT, INC.

                                 By: /s/ Gregory S. Daily
                                    -------------------------------------------
                                    Name:   Gregory S. Daily
                                    Title:  Chairman of the Board of Directors
                                            and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gregory S. Daily and Clay M. Whitson, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form S-8 (the "Registration Statement"), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

             Name                             Title                           Date
             ----                             -----                           ----

     /s/ Gregory S. Daily          Chairman of the Board and Chief        June 30, 2003
------------------------------       Executive Officer (Principal
     Gregory S. Daily                    Executive Officer)

     /s/ Clay M. Whitson           Chief Financial Officer (Principal     June 30, 2003
------------------------------     Financial and Accounting Officer)
     Clay M. Whitson

     /s/ Peter Y. Chung                          Director                  June 30, 2003
------------------------------
     Peter Y. Chung

     /s/ John C. Harrison                        Director                  June 30, 2003
------------------------------
     John C. Harrison

     /s/ David T. Vandewater                     Director                  June 30, 2003
------------------------------
     David T. Vandewater

     /s/ David M. Wilds                          Director                  June 30, 2003
------------------------------
     David M. Wilds

     /s/ J. Donald McLemore                      Director                  June 30, 2003
------------------------------
     J. Donald McLemore, Jr.

     /s/ Jenie Carter Thomas                     Director                  June 30, 2003
------------------------------
     Jennie Carter Thomas

                                  EXHIBIT INDEX

Exhibit No.    Description

4.1 Form of Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.3 of the Registration Statement on Form S-1 (File No. 333-101705) filed with the Commission on April 3, 2003.

4.2 Form of Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.5 of the Registration Statement on Form S-1 (File No. 333-101705) filed with the Commission on April 3, 2003.

4.3 Form of Certificate of Designation of Rights and Preferences of Series A Preferred Stock of the Registrant, incorporated by reference to Exhibit 3.6 of the Registration Statement on Form S-1 (File No. 333-101705) filed with the Commission on April 23, 2003.

4.4            Specimen Common Stock Certificate, incorporated by reference to
               Exhibit 4.1 of the Registration Statement on Form S-1 (File No. 333-101705) filed with the Commission on April 23, 2003.

4.5 Form of Rights Agreement between the Registrant and Wachovia Bank, National Association, as Rights Agent, incorporated by reference to Exhibit 4.6 of the Registration Statement on Form S-1 (File No. 333-101705) filed with the Commission on April 23, 2003.

5.1 Opinion of White & Case LLP as to the validity of the shares of Common Stock (including consent).

23.1           Consent of Ernst & Young LLP, independent accountants.

23.2           Consent of White & Case LLP (included in Exhibit 5.1).

24.1 Powers of Attorney (included in the signature page to this Registration Statement).

99.1 iPayment, Inc. Stock Incentive Plan, as amended and restated on May 2, 2003.

99.2 iPayment, Inc. Non-Employee Directors Stock Incentive Plan, as amended and restated on May 2, 2003.